UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
PNM RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following materials were first provided on January 19, 2021, to certain shareholders of PNM Resources, Inc.:

Headquarters
Albuquerque, NM 87158

PLEASE VOTE YOUR SHARES OF PNM RESOURCES COMMON STOCK TODAY!

January 19, 2021

Dear PNM Resources Shareholder,

We are writing to remind you of the importance of voting your shares of common stock at the Special Meeting of Shareholders of PNM Resources, Inc. (“PNMR”, the “Company” or “we”) to be held on February 12, 2021, at 9:00 a.m., Mountain time. We previously sent you proxy materials for the Special Meeting, which describe in detail the proposals listed below. According to our latest records, we have not yet received your vote.

At the Special Meeting, holders of the Company’s common stock, will be asked: (1) Approve the Agreement and Plan of Merger, dated as of October 20, 2020, or the merger agreement, by and among PNMR, Avangrid and NM Green Holdings, Inc.; and (2) Approve, by non-binding, advisory vote, certain existing compensation arrangements for PNMR’s named executive officers in connection with the merger contemplated by the merger agreement; and (3) Approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

The Special Meeting is now only a few weeks away, and it is therefore important that you promptly complete, sign, date and return your proxy card or voting instruction form that accompanied this letter. You can also vote your shares by telephone or the Internet in accordance with the instructions provided in order to make sure that your shares are represented at the Special Meeting in accordance with your desires.

Your vote is important, no matter how many or how few shares you may own. If you have not already done so, please take the time to vote TODAY. If you have recently mailed your proxy card or voting instruction form (or voted by telephone or the Internet), then please accept my sincere appreciation and disregard this request.

If you have any questions, or require assistance in voting your proxy, please contact our proxy solicitor Georgeson LLC toll-free at 877-507-1756.

We appreciate your time and consideration and your continued support.

Sincerely,

Patricia K. Collawn

Chairman, President and Chief Executive Officer

Additional Information

The proposed business combination transaction between PNMR and Avangrid has been submitted to the shareholders of PNMR for their consideration. PNMR filed a proxy statement and certain other documents with the SEC regarding the proposed business combination transaction. This document is not a substitute for the proxy statement or any other document which PNMR has or may file with the SEC and sends to PNMR’s shareholders in connection with the proposed business combination transaction. INVESTORS AND SECURITY HOLDERS OF PNMR ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from PNMR’s website (https://www.pnmresources.com/) under the tab “Investor” and then under the heading “SEC Filings.”

Participants in the Solicitation

PNMR, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about PNMR’s directors and executive officers is set forth in its definitive proxy statement for its 2020 Annual Meeting of Shareholders, which was filed with the SEC on March 31, 2020, and its Form 10-K filed with the SEC on March 2, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the proxy statement that PNMR filed with the SEC on December 18, 2020.